EXHIBIT 23.3

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of American Technologies Group, Inc. on Form SB-2 filed with the Securities and Exchange Commission of our report dated August 15, 2005, relating to our audits of the financial statements of North Texas Steel Company, Inc., as of June 30, 2005 and 2004, and for the years then ended. We also consent to the reference to our firm under the caption "Experts."


/s/WEAVER AND TIDWELL, L.L.P.
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WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
November 7, 2005